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                                                                EXHIBIT 23.1(a)


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectuses of Metal Management, Inc. of our report dated December 4, 1995 appearing on page 18 of Metal Management, Inc.'s (formerly General Parametrics Corporation) Annual Report on Form 10-K for the year ended October 31, 1995, and appearing on page F-2 of Metal Management, Inc.'s Joint Proxy Statement dated March 8, 1996.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE  LLP




San Jose, California
August 19, 1996